EXHIBIT INDEX

(d)(3) Investment Management Services Agreement between Registrant, on behalf of its underlying series AXP Variable Portfolio - Mid Cap Value Fund, and American Express Financial Corporation, dated Jan. 12, 2005.

(d)(17) Administrative Services Agreement between Registrant, on behalf of AXP Variable Portfolio - Mid Cap Value Fund, and American Express Financial Corporation dated Jan. 12, 2005.

(g)(7) Custodian Agreement between Registrant, on behalf of AXP Variable Portfolio - Mid Cap Value Fund, and American Express Trust Company dated Jan. 12, 2005.

(h)(8) Form of the Fee Waiver Agreement, between American Express Financial Corporation and AXP Variable Portfolio - Mid Cap Value Fund, a series of AXP Variable Portfolio - Investment Series, Inc.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(m)(6) Plan and Agreement of Distribution between Registrant, on behalf of AXP Variable Portfolio - Mid Cap Value Fund, and IDS Life Insurance Company dated Jan. 12, 2005.